UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: May 13, 2009

(Date of earliest event reported)

TENET HEALTHCARE CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

13737 Noel Road

Dallas, Texas 75240

(Address of principal executive offices, including zip code)

(469) 893-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

As previously disclosed in our Form 10-Q for the quarterly period ended March 31, 2009 (“First Quarter Form 10-Q”), Tenet Healthcare Corporation (the “Registrant”) adopted, effective January 1, 2009, the provisions of Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51” (“SFAS 160”). The statement requires noncontrolling interests in subsidiaries be reported in equity and establishes a new framework for reporting net income or loss and comprehensive income or loss by the controlling interest.

SFAS 160 requires that noncontrolling interests be classified as a separate component of equity in our Consolidated Financial Statements on a retroactive basis and in our future filings. However, the adoption of SFAS 160 had no impact on our financial condition, results of operations or cash flows.

We have updated the following financial information in our Annual Report on Form 10-K for the year ended December 31, 2008 (the “Form 10-K”) to present such information on a basis consistent with our First Quarter Form 10-Q:

•

The Consolidated Financial Statements, including the notes thereto, for the years ended December 31, 2008, 2007 and 2006, as set forth in Item 8. Financial Statements and Supplementary Data of Exhibit 99.1, have been revised to reflect the adoption of SFAS 160.

•

Item 6. Selected Financial Data and Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations of Exhibit 99.1 have also been revised to conform to the presentation of the reclassified consolidated results of operations.

The attached information should be read together with the Form 10-K and the Registrant’s SEC filings subsequent to the Form 10-K, including its First Quarter Form 10-Q and Current Reports on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
23.1	Consent of Deloitte & Touche LLP

23.2	Consent of KPMG LLP

99.1	Reclassified Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

Date: May 12, 2009	By:	/S/ BIGGS C. PORTER
Biggs C. Porter
Chief Financial Officer

Date: May 12, 2009	By:	/S/ DANIEL J. CANCELMI
Daniel J. Cancelmi
Senior Vice President and Controller